Exhibit 10.1
COMMERCIAL LEASE
This Commercial Lease, executed August 5, 2005, by and between ROSEVILLE PROPERTIES MANAGEMENT COMPANY, a Minnesota corporation, as agent for COMMERS-KLODT III, a Minnesota general partnership (“Landlord”) and RESTORE MEDICAL, INC., a Delaware corporation (“Tenant”).
DEFINITIONS:
“Building” — That certain Building on real property located in the City of Roseville, County of Ramsey, State of Minnesota, containing approximately 55,950 square feet and commonly addressed as 2800 Patton Road, Roseville, Minnesota (See Exhibit A).
“Demised Premises” - That certain portion of the Building consisting of approximately 37,997 square feet, as measured from the outside walls of the Demised Premises to the center of the partition wall (see Exhibit B). The Demised Premises includes a non-exclusive easement for access to Common Areas as defined below, and all licenses and easements appurtenant to the Demised Premises.
“Common Areas” — The term “Common Area” refers to all areas used non-exclusively by Tenant and other Tenants in the Building, including, but not limited to, corridors, lavatories, driveways, truck docks, parking lots and landscaped areas. Common Areas are available to Tenant and its employees, agents, customers, and invitees for reasonable use in common with other lessees, their employees, agents, customers and invitees, subject to reasonable rules and regulations set forth by Landlord.
In consideration for the Base Rent, Additional Rent and any additional compensation(s) outlined in this Lease, Landlord leases to Tenant the Demised Premises under the following conditions:
1.0 TERM OF LEASE, CONSTRUCTION AND POSSESSION:
Landlord gives and Tenant takes possession of Demised Premises for the term of five (5) years beginning October 1, 2005 (the “Commencement Date”), and ending September 30, 2010 (the “Expiration Date”), unless terminated earlier as conditioned.
Landlord shall, at Landlord’s sole expense, perform the work identified on the plans and specifications found on Exhibit C attached hereto and incorporated by reference herein. Except as stated on said Exhibit C, Tenant accepts the Demised Premises in an “as is” condition.
Unless otherwise stated, Landlord shall deliver possession of the Demised Premises to Tenant in the condition required by this Lease on or before the Commencement Date, but delivery of possession prior to or later than such Commencement Date shall not affect the expiration date of this Lease. The rentals herein reserved shall commence on the Commencement Date. Any occupancy by Tenant prior to the beginning commences all mutual terms and obligations of this lease. Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed on or left on the Demised Premises. If Demised Premises are not ready for occupancy by Commencement Date and possession is later than Commencement Date, rent shall begin on date of possession.
2.0 BASE RENT:
Landlord is due and Tenant shall pay Landlord, Base Rent as scheduled:

Months 1 through 12	$30,080.96 per month
Months 13 through 24	$30,397.60 per month
Months 25 through 36	$30,714.24 per month
Months 37 through 48	$31,030.88 per month
Months 49 through 60	$31,347.83 per month
3.0 ADDITIONAL RENT:
Tenant shall reimburse to Landlord monthly, throughout the Term of Lease and any extension of this Lease, the following Additional Rent:
Common Area Maintenance (CAM) expenses, Real Estate Taxes/Assessments, any Utilities not paid directly by Tenant, and any Miscellaneous Charges or Reimbursements.
Landlord may estimate annual CAM and Real Estate Taxes/Assessments expenses as a basis for reimbursement for any calendar year and invoice in monthly installments (see Exhibit D). During the Term of Lease and/or any extension of this Lease, Landlord, within 120 days of each calendar year end, will provide to Tenant a written statement of actual CAM and Real Estate Taxes/Assessments expenses. If Tenant has underpaid its share of any of these expenses, at Landlord’s election, Tenant shall reimburse Landlord as invoiced. If Tenant has overpaid its share of any of these expenses, Landlord will credit such amount against the most current monthly invoice. If the Term of Lease is less than one calendar year any reimbursement(s) will be prorated based on time of occupancy for such year. Upon prior written notice to Landlord, Tenant shall have the opportunity to audit the actual CAM and Real Estate Taxes/Assessments expenses statement for a period of 90 days upon receipt of said statement. Tenant waives its right to audit the actual CAM and Real Estate Taxes/Assessments expenses upon its failure to exercise such right during said 90 day period.
Tenant’s share of all Additional Rent will be determined by the Tenant’s leased share (Demised Premises) of the total building square footage along with Tenant’s proportionate share of any rooms considered common area to the building (expenses will be calculated on an annual basis divided by building square footage to obtain an annual cost per square foot.)
Landlord, at its election, may invoice for reimbursement(s) of any Utility usage not paid directly by Tenant.
3.1 COMMON AREA MAINTENANCE EXPENSES (CAM):
Except as otherwise provided herein, “Common Area Maintenance” (CAM) shall include, but not be limited to, maintenance, repair, and care of all lighting, plumbing, roofs, parking surfaces, landscaped areas, signs, snow removal, non-structural repair and maintenance of the exterior of the Building, HVAC systems servicing the office space portions of the Demised Premises, costs of equipment purchased and used for such purposes, cleaning and cleaning supplies for the common areas, insurance premiums, management fee based upon gross collected rents, wages and fringe benefits of personnel employed for such work. Additionally, during the term of this Lease, any extension and/or renewal of this Lease, CAM expenses shall include the annual cost or portion allocable to the Building of any capital improvements made to the Building by Landlord which result in a reduction of expenses or required under any governmental law or regulation that was not applicable at the time it was constructed. Landlord may elect to amortize such costs over the useful life of the improvement and at eight percent (8%) interest per annum. Notwithstanding anything to the contrary in this Lease, the HVAC systems servicing the “clean room” and lab areas of the Demised Premises shall be excluded from CAM and all costs associated with maintenance, repair, and replacement of such HVAC systems shall be borne solely by Tenant. Landlord shall conduct a building inspection and repair any leaks in the roof, at Landlord’s sole expense, prior to the Commencement Date.
3.2 REAL ESTATE TAXES AND ASSESSMENTS:
Real Estate Taxes and Assessments shall mean all Real Estate Taxes, all assessments and any taxes in lieu thereof payable on each calendar year, which may be levied upon or assessed against the Building. Any tax year commencing during any lease year shall be deemed to correspond to such lease year. In the event the taxing authorities additionally include in such real estate and assessments the value of any improvements made by Tenant, or of machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall pay all the taxes attributable to such items. Upon Tenant’s request, Landlord will furnish a copy of the Real Estate Tax statement. All special assessments will be spread over the longest term available to Landlord by the assessing authority and at the lowest interest rate available from the assessing authority.
3.3 UTILITIES
Landlord shall provide mains and conduits to supply water, gas, electricity and sanitary sewage to the Building. Tenant shall pay, when due, all charges for sewer and water usage, garbage/refuse disposal/removal and recycling, electricity, gas and other fuels, telephone/communication services and/or other utility services or energy source furnished to the Demised Premises during the term of this Lease, or any extension and/or renewal of this Lease. If Tenant’s usage of any utility is deemed disproportionate as determined by Landlord, Landlord may elect to submeter and bill Tenant accordingly. Landlord accepts no responsibility for any disruption of any utility service due to accident, natural causes or circumstances beyond Landlord’s control and/or the utility provider’s inability to deliver said service.
3.4 MISCELLANEOUS CHARGES AND REIMBURSEMENTS
Miscellaneous Charges and Reimbursements shall include, without limitation, reconciliation of Real Estate Taxes/Assessments, CAM and Utilities, service requests facilitated by Landlord at the direction of Tenant, Tenant improvement reimbursements, notes due Landlord and any other miscellaneous charge due Landlord.
4.0 COVENANT TO PAY RENT:
The covenants of Tenant to pay the Base Rent and the Additional Rent are each independent of any other covenant, condition, provision or agreement contained in this Lease. All rents are due and payable as invoiced on the first of the each month during the Term of Lease and any extensions of the Lease to Landlord at:
2575 North Fairview Avenue, Suite 250
Roseville, Minnesota 55113
or such other address as Landlord shall designate to Lessee in writing.
5.0 OVERDUE PAYMENTS:
All base rent and additional rent under this Lease and any extension shall be due on the first of each calendar month, unless otherwise specified. Service charges shall be imposed after the tenth of each calendar month in the amount five percent (5%) of the outstanding balance due.
6.0 USE:
The Demised Premises shall be used and occupied by Tenant solely for general office purposes as well as the development, manufacture, marketing and sale of medical devices and/or such other general business purposes which may otherwise be consistent and/or compatible with the business of Tenant and its approved subtenants, and Tenant agrees that such uses shall be in compliance with all applicable laws, ordinances and governmental regulations affecting the Building and the Demised Premises. Tenant shall immediately discontinue any use of the Demised Premises which is not in compliance with any applicable laws, ordinances or governmental regulations. The Demised Premises shall not be used in such manner that, in accordance with any requirement of law or of any public authority, Landlord shall be obliged on account of the purpose or manner of said use to make any addition or alteration to or in the Building. The Demised Premises shall not be used in any manner which will increase the rates required to be paid for public utility or for fire and extended coverage insurance covering the Premises. Tenant shall occupy the Demised Premises, conduct its business and control its agents, employees, invitees and visitors in such a way as is lawful, and reputable and will not permit or create any nuisance, noise, odor, or otherwise interfere with, annoy or disturb any other tenant in the Building in its normal business operations or Landlord in its management of the Building. Tenant’s use of the Demised Premises shall conform to all the Landlord’s rules and regulations relating to the use of the Building. Outside storage on the Building of any type of equipment, property or materials owned or used on the Demised Premises by Tenant or its customers and suppliers shall not be permitted, unless otherwise stated.
7.0 SECURITY AND DAMAGE DEPOSIT:
Tenant has deposited with Landlord the sum of Four Thousand Six Hundred Forty and 60/100 Dollars ($4,640.60), receipt of which is acknowledged hereby by Landlord. Landlord shall hold deposit, without liability for interest, as a security and damage deposit for the faithful performance by Tenant during the Term of Lease or any extension. Prior to the time when Tenant shall be entitled to the return of this security deposit, Landlord may co-mingle such deposit with Landlord’s own funds and to use such security deposit for such purpose as Landlord may determine. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of the term of lease or any extension of this lease, then Landlord, either with or without terminating this Lease, may (but shall not be required to) apply such portion of said deposit as may be necessary to compensate or repay Landlord for all losses or damages sustained by Landlord due to such breach on the part of Tenant. Landlord may apply said deposit without limitation to overdue and unpaid rent, any other sum payable by Tenant to Landlord pursuant to the provisions of this Lease, damages or deficiencies in the reletting of Demised Premises, and reasonable attorney’s fees incurred by Landlord. Should the entire deposit or any portion thereof, be appropriated and applied by Landlord, in accordance with the provisions of this paragraph, Tenant upon written demand by Landlord, shall remit to Landlord a sufficient amount of cash to restore said security deposit to the original sum deposited. Tenant’s failure to remit such security deposit within five (5) days after receipt of such demand shall constitute a breach of this Lease. Upon the termination of this or any extension, Landlord shall return to Tenant the deposit or any remaining balance. Tenant shall have no right to anticipate return of said deposit by withholding any amount required to be paid pursuant to the provisions of this Lease.
In the event Landlord shall sell the Building, convey or dispose of its interest in this Lease, Landlord may assign said security deposit or any balance to Landlord’s assignee, whereupon Landlord shall be released from all liability for the return or repayment of such security deposit and Tenant shall look solely to the assignee for the return and repayment of security deposit. Said security deposit shall not be assigned or encumbered by Tenant without the written consent of Landlord, and any assignment or encumbrance without such consent shall not bind Landlord. In the event of any rightful and permitted assignment of this Lease by Landlord, said security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability with respect to the return of said security deposit to the Tenant.
8.0 CARE AND REPAIR OF DEMISED PREMISES:
Tenant shall, at all times throughout the Term of this Lease and any extensions, and at its sole expense, keep and maintain the Demised Premises in a clean, safe, sanitary and reasonable condition, reasonable wear and tear excepted and taking into account that as of the date of this Lease, the Demised Premises was delivered to Tenant in an “as is” condition except for those improvements specified on Exhibit C, and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant’s obligations hereunder shall include, without limitation, the maintenance, repair, replacement, if necessary, of all “non-load bearing” interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks, the replacement of all broken glass, of all fixture/equipment/component of heating, ventilation, air conditioning (HVAC) systems associated with Tenant’s clean room and lab areas (with the HVAC systems servicing the office space portion of the Demised Premises being a CAM expense, the proportionate share of which CAM expense shall be borne by Tenant), all lighting systems, plumbing systems and electrical systems; provided, however, prior to the commencement of this Lease, Landlord agrees to perform an inspection of the Demised Premises and repair and/or replace, respectively, any defects to the roof and any defective rooftop heating and cooling units. In the event that an HVAC rooftop unit or ceiling hung unit heater requires replacement subsequent to the commencement of this Lease, the cost of such replacement shall be shared between Landlord and Tenant, Tenant’s share to be based on a ratio of the time of occupancy to the nearest one-half year to the estimated useful life of the unit, unless caused by the misuse or neglect of Tenant. Such estimations are fifteen (15) years for a roof top unit and ten (10) years for a ceiling hung unit heater under normal conditions. With the exception of HVAC equipment, when used in this provision, the term “repairs” shall include replacements, and all such repairs or replacements made by Tenant shall be of equal quality to the “as is” condition of the original equipment or work to the Demised Premises as of the Commencement Date. Tenant shall use reasonable efforts to keep and maintain all portions of the Demised Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, regardless of any CAM performed by Landlord. Tenant shall make reasonable efforts to maintain a minimum temperature in the Demised Premises of 40 degrees during the Term of this Lease; provided, however, Tenant shall not be held responsible for failure to maintain such minimum temperature of the Demised Premises as a result of any disruption in utility service or an accident, Act of God, or other circumstances beyond Tenant’s control that prevents the continuity of the utility service necessary to maintain such minimum temperature.
If Tenant fails, refuses or neglects to maintain or repair the Demised Premises as required in this Lease after notice shall have been given Tenant, in accordance with Article 17.0 of this Lease, Landlord may make such repairs or replacements without liability to Landlord for any loss or damage that may accrue to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs plus 15% for overhead incurred by Landlord in making such repairs or replacements.
Landlord shall repair, at its expense, the structural portions of the Building, unless such repairs are required as a result of the acts of Tenant, its employs, agents, assigns or invitees, the costs thereof shall be borne by Tenant and payable by Tenant to Landlord.
Landlord shall be responsible for all outside maintenance of the Demised Premises, including grounds and parking areas. All such maintenance which is the responsibility of the Landlord shall be provided as reasonably necessary to the comfortable use and occupancy of Demised Premises during business hours, except Sundays and holidays, upon the condition that the Landlord shall not be liable for damages for its performance due to causes beyond its control.
9.0 HAZARDOUS MATERIALS:
Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials, except as to such disposal or release that is done in compliance with applicable laws and regulations. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the customary standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require to ascertain whether or not there has been any release of hazardous materials, and Landlord’s reasonable investigation of the same concludes that Tenant has breached its obligations under this Article 9.0, then, to the extent of such breach, the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord from any release of hazardous materials on the Premises occurring while Tenant is in possession or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the lease term.
10.0 PUBLIC LIABILITY INSURANCE:
Tenant shall during the term hereof keep in full force and effect at its own expense a policy or policies of public liability insurance with respect to the Demised Premises and the business of Tenant, on terms and with companies approved in writing by Landlord, in which both Tenant and Landlord shall be covered by being named as insured parties under reasonable limits of liability not less than: $1,000,000 for injury/death to any one person; $2,000,000 for injury/death to more than one person, and $1,000,000 with respect to damage to property. Such policy or policies shall provide that ten (10) days written notice must be given to Landlord prior to cancellation thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed that such coverage is in full force and effect.
11.0 SIGNAGE AND DISPLAYS:
Upon occupancy, building exterior signage, building directories and/or pylon signage shall be approved, installed and provided for by Landlord in compliance with city ordinances and building signage criteria. Any changes, modifications and/or maintenance of initial signage shall be at Tenant’s sole cost and expense with approval of Landlord. Additional signage, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior of the Building, or visible from the exterior of the Demised Premises, shall be approved by Landlord at Tenant’s sole cost and expense. Said signs are to be maintained by Landlord at Tenant’s expense. Landlord may remove any unauthorized signs without any liability to Landlord and may charge the expense incurred by such removal to Tenant. Notwithstanding anything to the contrary in this Section 11.0, Landlord agrees to include the names of Tenant and its approved subtenants on the monument signage adjacent to the Building.
12.0 ALTERATIONS, INSTALLATION, FIXTURES:
After completion of Landlord’s Work (as set forth on Exhibit C) and unless otherwise stated, Tenant shall not make any alterations, additions or improvements in or to the Demised Premises or add, disturb or in any way change any plumbing or wiring without the prior written consent of the Landlord, which consent will not be unreasonably withheld. In the event alterations are required by any governmental agency by reason of the use and occupancy of the Demised Premises by Tenant, Tenant shall make such alterations at its own cost and expense after first obtaining Landlord’s written approval of plans and specifications and furnishing such indemnification as Landlord may reasonably require against liens, costs, damages and expenses arising out of such alterations. Tenant shall warrant to Landlord that all such alterations, additions, or improvements shall be in strict compliance with all relevant laws, ordinances, governmental regulations and insurance requirements. Construction of such alterations or additions shall commence only upon Tenant obtaining and exhibiting to Landlord the requisite approvals, licenses and permits and indemnification against liens. Unless otherwise agreed to, all alterations, installations, physical additions or improvements to the Demised Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease.
13.0 ACCESS TO DEMISED PREMISES:
Tenant agrees to permit Landlord and the authorized representatives of Landlord to enter the Demised Premises at all reasonable times and upon reasonable prior notice during usual business hours (except in the event of an emergency) for the purpose of inspecting the same and making any necessary repairs to the Demised Premises and performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or of the Board of Fire Underwriters or any similar body or that Landlord may deem necessary to prevent waste or deterioration in connection with the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant is required to perform and the performance thereof by Landlord shall not constitute a waiver of the Tenant’s default to perform the same. Landlord may, during the progress of any work in the Demised Premises or Building, keep and store upon the Demised Premises or Building all necessary materials, tools, and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage of the Tenant, nor shall Tenant’s lease obligations be affected by reason of making repairs or the performance of any work, including materials handling into or through the Demised Premises or Building.
Landlord reserves the right to enter upon the Demised Premises (a) at any time in the event of an emergency and (b) at reasonable hours to exhibit the Demised Premises to prospective purchasers or others; and to exhibit the Demised Premises to prospective tenants and to display “For Rent” or similar signs on windows or doors in the Demised Premises during the last one hundred twenty (120) days of the term of this Lease, all without hindrance by Tenant.
14.0 REMOVAL OF FIXTURES:
Notwithstanding anything contained in Article 12.0, 18.0, or elsewhere in this Lease, if Landlord’s consent to an alteration, installation or fixture is conditioned upon Tenant removing the same upon the expiration or earlier termination of this Lease, then Tenant will promptly remove at the sole cost and expense of Tenant that alteration, installation or fixture made by Tenant simultaneously with vacating the Demised Premises and Tenant will promptly restore said Demised Premises to the condition that existed immediately prior to said fixtures, equipment and alterations having been made.
15.0 ASSIGNMENT OR SUBLETTING:
Tenant agrees to use and occupy the Demised Premises throughout the entire term hereof for the purpose herein specified and for no other purposes, in the manner and to substantially the extent now intended, and, except for any sublease of a portion of the Demised Premises to Enteromedics or Integ/Lifescan, Tenant agrees not to transfer or assign this Lease or sublet said Demised Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without obtaining the prior consent of Landlord in each instance, which consent will not be unreasonably withheld. Tenant shall seek such consent of Landlord by a written request therefor, setting forth such information as Landlord may deem necessary. Consent by Landlord to any assignment of this Lease or to any subletting of the Demised Premises shall not be a waiver of Landlord’s right under this Article as to any subsequent assignment or subletting. Landlord’s rights to assign this Lease are and shall remain unqualified. No such assignment or subleasing shall relieve the Tenant from any of Tenant’s obligations in this Lease contained, nor shall any assignment or sublease or other transfer of this Lease be effective unless the assignee, subtenant or transferee shall at the time of such assignment, sublease or transfer, assume in writing for the benefit of Landlord, its successors or assigns, all of the terms, covenants, and conditions of this Lease thereafter to be performed by Landlord and shall agree in writing to be bound thereby. Except for any sublease to Enteromedics or Integ/Lifescan (for which Tenant is not responsible to share with Landlord any rents received from said subtenants), should Tenant sublease in accordance with the terms of this Lease, fifty percent (50%) of any increase in rental received by Tenant over the per square foot rental rate which is being paid by Tenant shall be forwarded to and retained by Landlord, which increase shall be in addition to the Base Rent and Additional Rent due Landlord under this Lease.
16.0 SUCCESSORS AND ASSIGNS:
The terms, covenants and conditions hereof shall be binding upon and inure to the successors and assigns of the parties hereto.
17.0 NOTICES:
Any notice required or permitted under this Lease shall be deemed sufficiently given or secured if sent by registered or certified return receipt mail to Tenant                                                                                                                                                          and to Landlord at the address then fixed for the payment of rent as provided in Article 4.0 of this Lease and either party may by like written notice at any time designate a different address to which notices shall subsequently by sent or rent to be paid.
18.0 SURRENDER:
On the Expiration Date or upon the termination hereof upon a day other than the Expiration Date, Tenant shall peaceably surrender the Demised Premises in good order, condition and repair (reasonable wear and tear only excepted); warehouse area in broomclean condition; office/restroom area vacuumed and cleaned. Furthermore, Tenant shall be responsible to return to its original condition (reasonable wear and tear only excepted) the “controlled environment area” (the “Clean Room”) situated in a portion of the Demised Premises in the event that Landlord advises Tenant, in writing, to do so within one hundred twenty (120) days after the Expiration Date or earlier termination of this Lease. Landlord will attempt to, but is not obligated to, re-let the Demised Premises to a tenant who would accept the Clean Room in its “as is” condition and, if Landlord is successful in re-letting the Demised Premises to a tenant who will use the Clean Room in its “as is” condition, Tenant shall be absolved from its obligation to restore the Clean Room portion of the Demised Premises to its original condition. On or before the Expiration Date or upon termination of this Lease on a day other than the Expiration Date, Tenant shall, at its expense, remove all trade fixtures, personal property and equipment and signs from the Demised Premises and any property not removed shall be deemed to have been abandoned. Any damage caused in the removal of such items shall be repaired by Tenant and at its expense. All alterations, additions, improvements and fixtures (other than trade fixtures) which shall have been made or installed by Landlord or Tenant upon the Demised Premises and all floor covering so installed shall remain upon and be surrendered with the Demised Premises as a part thereof, without disturbance, molestation or injury, and without charge, at the expiration or termination of this Lease. If the Demised Premises are not surrendered on the Expiration Date or the date of termination, Tenant shall indemnify Landlord against loss or liability, claims, without limitation, made by any succeeding Tenant founded on such delay. Tenant shall promptly surrender all keys for the Demised Premises to Landlord at the place then fixed for payment of rent and shall inform Landlord of combinations of any locks and safes on the Demised Premises.
19.0 HOLDING OVER:
In the event of a holding over by Tenant after expiration or termination of this Lease without the consent in writing of Landlord, Tenant shall be deemed a Tenant at sufferance and shall pay rent for such occupancy at the rate of one and one-half times the last-current aggregate Base Rent and Additional Rent, prorated for the entire holding over period, plus all attorney’s fees and expenses incurred by Landlord in enforcing its rights hereunder, plus any other damages occasioned by such holding over. Except as otherwise agreed, any holding over with the written consent of Landlord shall constitute Tenant a month-to-month lease.
20.0 ABANDONMENT:
In the event Tenant shall remove its fixtures, equipment or machinery or shall vacate the Demised Premises or any part thereof prior to the Expiration Date of this Lease, or shall discontinue or suspend the operation of its business conducted on the Demised Premises for a period of more than thirty (30) consecutive days (except during any time when the Demised Premises may be rendered untenable by reason of fire or other casualty), and is simultaneously delinquent in its monetary obligations under the Lease, then in any such event Tenant shall be in default under the terms of this Lease. Tenant shall maintain a minimum temperature in the Demised Premises of 40 degrees during the Lease Term.

21.0 DEFAULT OF TENANT:
a.	In the event of any failure of Tenant to pay any rental due hereunder within ten (10) days after the same becomes due, or any failure to perform any other terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than ten (10) days after written notice of such failure shall have been given to Tenant, or if Tenant or an agent of Tenant shall falsify any report required to be furnished to Landlord pursuant to the terms of this Lease, or if Tenant or any guarantor of this Lease shall become bankrupt or insolvent, or file any debtor proceedings or any person shall take or have against Tenant or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s or any such guarantor’s property, or if Tenant or any such guarantor’s property, or if Tenant or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with its creditors, or if Tenant shall abandon the Demised Premises or suffer this Lease to be taken under any writ of execution, then in any such event Tenant shall be in default hereunder, and Landlord, in addition to other rights of remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, without being guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

b.	Should Landlord elect to re-enter the Demised Premises, as herein provided, or should it take possession of the Demised Premises pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Demised Premises, and relet the Demised Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such subletting all rentals received by the Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney’s fees and costs of such alterations and repairs; third, to the payment of the rent due and unpaid hereunder, and the residue, if any shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during month by Tenant hereunder, Tenant, upon demand, shall pay any such deficiency to Landlord. No such re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election on it’s part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time after such reentry and reletting elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any such breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Demised Premises, attorney’s fees, and costs, the unamortized portion of any leasehold improvements made by Landlord for Tenant and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Demised Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. Landlord shall also have the right to accelerate the entire indebtedness (including the amount of Base Rent and reasonably estimated Additional Rent reserved in this Lease for the remainder of the Term of Lease), reduce the same to present value using a discount rate of one hundred basis points below the “prime” or “reference” rate then announced at Wells Fargo Bank, N.A., Minneapolis office, or its successors and assigns (the “Prime Rate”), and recover a judgment from Tenant in that amount.

c.	Landlord may, at its option, instead of exercising any other rights or remedies available to it in this Lease or otherwise by law, statute or equity, spend such money as is reasonably necessary to cure any default of Tenant herein and the amount so spent, and costs incurred, including attorneys’ fees in curing such default, shall be paid by Tenant, as additional rent, upon demand.

d.	In the event suit shall be brought for recovery of possession of the Demised Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of the Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred therefor, including attorney’s fees and costs, together with interest on all such expenses at the rate of ten percent (10%) per annum from the date of such breach of the covenants of this Lease.

e.	Tenant waives any demand for possession of the Demised Premises, and any demand for payment of rent and any notice of intent to re-enter the Demised Premises, or of intent to terminate this Lease, other than the notices above provided in this Article, and any other notice or demand prescribed by any applicable statutes or laws.

f.	No remedy herein or elsewhere in this Lease or otherwise by law, statute or equity, conferred upon or reserved to Landlord or Tenant shall be exclusive of any other remedy, but shall be cumulative, and may be exercised from time to time and as often as the occasion may arise.

g.	For purposes hereof, a “Landlord Default” exists if Landlord fails to perform any of its obligations under this Lease within 30 days after receiving notice from Tenant specifying the nature and extent of such failure; provided, however, if the obligation is not reasonably curable within such 30 day period, the time for will be extended so long as Landlord continues to use reasonable efforts to effect a cure. If a Landlord Default has occurred, then, in addition to all rights, powers or remedies permitted by law or in equity, Tenant may cure such Landlord Default and charge the cost thereof to Landlord, or sue for specific performance or sue for damages. Landlord is liable for, and shall pay to Tenant within 30 days after receiving Tenant’s invoice, all reasonable attorneys’ fees and other costs incurred by Tenant as a result of a Landlord Default.
If Landlord fails to pay within such 30 day period the amount due, Tenant has the right to offset such amounts against the next installments of Rent due hereunder.
22.0 EMINENT DOMAIN:
In the event of any eminent domain of condemnation proceeding or private sale in lieu thereof in respect to the Building during the term thereof, the following provisions shall apply:
a.	If the whole of the Building shall be acquired or condemned by eminent domain for any public or quasipublic purpose, the term of this lease shall cease and terminate as of the date possession shall be taken in such proceedings and all rentals shall be paid up to that date.

b.	If any part constituting less than the whole of the Building shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall materially affect the Demised Premises so as to render the Demises Premises unsuitable for the business of the Tenant, in the opinion of Landlord, then the term of this Lease shall cease and terminate as of the date possession shall be taken by the condemning authority and rent shall be paid to the date of such termination.

In the event of a partial taking or condemnation of the Building which shall not materially affect the Demised Premises so as to render the Demised Premises unsuitable for the business of the Tenant, in the opinion of the Landlord, this Lease shall continue in full force and effect with a proportionate abatement of the Base Rent and Additional Rent based on the portion, if any of the Demised Premises taken. Landlord reserves the right, at its option, to restore the building and the Demised Premises to substantially the same condition as they were prior to such condemnation. In such event, Landlord shall give written notice to Tenant, within 30 days following the date possession shall be taken by the condemning authority, of Landlord’s intention to restore. Upon Landlord’s notice of election to restore, Landlord shall commence restoration and shall restore the Building and the Demised Premises with reasonable promptness, subject to delays beyond Landlord’s control and delays in the making of condemnation or sale proceeds adjustments by Landlord; and Tenant shall have no right to terminate this Lease except as herein provided. Upon completion of such restoration, the rent shall be adjusted based upon the portion, if any, of the Demised Premises restored.

c.	In the event of any condemnation or taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right to claim to any part thereof.

d.	Although all damages in the event of any condemnation shall belong to the Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Demised Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment. However, Tenant shall have no claim against Landlord or make any claim with the condemning authority for the loss of its leasehold estate, any unexpired term or loss of any possible renewal or extension of said lease or loss of any possible value of said lease, any unexpired term, renewal or extension of said lease.
23.0 RULES AND REGULATIONS:
Tenant shall observe and comply with such further reasonable rules and regulations as Landlord may prescribe, on written notice to Tenant for the safety, care and cleanliness of the Building.
24.0 DAMAGE OR DESTRUCTION:
In the event of any damage or destruction to the Premises by fire or other cause during the term hereof, the following provisions shall apply:
a.	If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Landlord may, not later than the sixtieth (60th) day following the damage, give Tenant written notice of Landlord’s election to terminate this Lease.

b.	If the cost of restoration as estimated by Landlord will equal or exceed fifty percent (50%) of said replacement value of the Building and if the Demised Premises are not suitable as a result of said damage for the purposes for which they are demised hereunder, in the reasonable opinion of Tenant, then Tenant may, no later than the sixtieth (60th) day following the damage, give Landlord a written notice of election to terminate this Lease.

c.	If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building, or if, despite the cost, Landlord does not elect to terminate this Lease, Landlord shall restore the Building and the Demised Premises with reasonable promptness, subject to delays beyond Landlord’s control and delays in the mating of insurance adjustments by

Landlord; and Tenant shall have no right to terminate this Lease except as herein provided. Landlord shall not be responsible for restoring or repairing leasehold improvements of the Tenant.

d.	In the event of either of the elections to terminate, this Lease shall be deemed to terminate on the date of the receipt of the notice of election and all rentals shall be paid up to that date. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

e.	In any case where damage to the Building shall materially affect the Demised Premises so as to render them unsuitable in whole or in part for the purposes for which they are demised hereunder, then, unless such destruction was wholly or partially caused by the negligence or breach of the terms of this Lease by Tenant, its employees, contractors or licensees, a portion of the rent based upon the amount of the extent to which the Demised Premises are rendered unsuitable shall be abated until repaired or restored. If the destruction or damage was wholly or partially caused by negligence or breach of the terms of this Lease by Tenant as aforesaid and if Landlord shall elect to rebuild, the rent shall not abate and the Tenant shall remain liable for the same.
25.0 CASUALTY INSURANCE:
a.	Landlord shall at all times during the term of this Lease, at its expense, maintain a policy or policies of insurance with premiums paid in advance issued by an insurance company licensed to do business in the State of Minnesota insuring the Building against loss or damage by fire, explosion or other insurable hazards and contingencies for the full replacement value, provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may bring upon the Demised Premises or any additional improvements which Tenant may construct or install on the Demised Premises.

b.	Tenant shall not carry any stock of goods or do anything in or about the Demised Premises which will in any way impair or invalidate the obligation of the insurer under any policy of insurance required by this Lease.

c.	Landlord hereby waives and releases all claims, liabilities and causes of action against Tenant and its agents, servants and employees for loss of damage to, or destruction of, the Building or any portion thereof, including the buildings and other improvements situated thereon, resulting from fire, explosion or the other perils included in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise. Likewise, Tenant hereby waives and releases all claims, liabilities and causes of action against Landlord and its agents, servants and employees for loss of damage to, or destruction of, any of the improvements, fixtures, equipment, supplies, merchandise and other property, whether that of Tenant or of others in, upon or about the Premises resulting from fire, explosion or the other perils included in standard coverage insurance, whether caused by the negligence of any of said persons or otherwise. The waiver shall remain in force whether or not the Lessee’s insurer shall consent thereto.

d.	In the event that the use of the Demised Premises by Tenant increases the premium rate for insurance carried by Landlord on the improvements of which the Demised Premises are a part, Tenant shall pay Landlord, upon demand, the amount of such premium increase. If Tenant installs any electrical equipment that overloads the power lines to the building or its wiring, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriter, insurance rating bureau and governmental authorities having jurisdiction.
26.0 COVENANTS TO HOLD HARMLESS:
Unless the liability for damage or loss is caused by the negligence of Landlord, its agents or employees, Tenant shall hold harmless Landlord from any liability for damages to any person or property in or upon the Demised Premises and the Building, including the person and property of Tenant and its employees and all persons in the Building at its or their invitation or sufferance, and from all damages resulting from Tenant’s failure to perform the covenants of this Lease. All property kept, maintained or stored on the Demised Premises shall be so kept, maintained or stored at the sole risk of Tenant. Tenant agrees to pay all sums of money in respect of any labor, service, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in or about the Demised Premises, and not furnished on order of Landlord, which may be secured by any mechanic’s materialmen’s or other lien to be discharged at the time performance of any obligation secured thereby matures, provided that Tenant may contest such lien, but if such lien is reduced to final judgment and if such judgment or process thereon is not stayed, or if stayed and said stay expires, then and in each such event, Tenant shall forthwith pay and discharge said judgment. Landlord shall have the right to post and maintain on the Demised Premises, notices of nonresponsibility under the laws of the State of Minnesota.
Except to the extent that the liability for damage or loss is caused by the negligence of Tenant, its agents or employees, Landlord shall, subject to Section 25(c), hold harmless Tenant from any liability for damages to any person or property in or upon the Building, including the person and property of Landlord and its employees and all persons in the Building at its or their invitation or sufferance, and from all damages to the extent resulting from Landlord’s failure to perform the covenants of this Lease.
27.0 NON-LIABILITY:
Subject to the terms and conditions of Article 26.0 hereof, Landlord shall not be liable for any damage to property of Tenant or of others located on the Premises, nor for the loss or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other Tenants or persons in the Premises, occupants or adjacent property, of the buildings, or the public or caused by operations in construction of any private, public or quasi-public work. Landlord shall not be liable for any such damage caused by other tenants or persons in the Premises, occupants of adjacent property, of the buildings, of the public or caused by operations.
28.0 SUBORDINATION:
This Lease shall be subordinated to any mortgage that may now exist or that may hereafter be placed upon the Demised Premises and to any and all advances made thereunder, and to the interest upon the indebtedness evidenced by such mortgages, and to all renewals, replacements and extensions thereof; provided, however, that Tenant’s possession of the Demised Premises will not be disturbed as long as Tenant is not in default beyond applicable cure periods under this Lease. In the event of execution by Landlord after the date of this Lease of any such mortgage, renewal, replacement or extension, Tenant agrees to execute a subordination agreement with the holder thereof which agreement shall provide that:
a.	Such holder shall not disturb the possession and other rights of Tenant under this Lease so long as Tenant is not in default hereunder.

b.	In the event of acquisition of title to the Demised Premises by such holder, such holder shall accept the Tenant as Tenant of the Demised Premises under the terms and conditions of this Lease and shall perform all the obligations of Landlord hereunder, and

c.	The Tenant shall recognize such holder as Landlord hereunder

d.	Tenant shall, upon receipt of a request from Landlord therefor, execute and deliver to Landlord or to any proposed holder of a mortgage or trust deed or to any proposed purchaser of the Premises an Estoppel Letter.
29.0 ATTORNMENT:
In the event of a sale or assignment of Landlord’s interest, in the Building in which the Demised Premises are located, or this Lease, or if the Building comes into custody or possession of a mortgagee or any other party whether because of a mortgage foreclosure, or otherwise, Tenant shall attorn to such assignee or other party and recognize such party as Landlord hereunder; provided, however, Tenant’s peaceable possession will not be disturbed so long as Tenant faithfully performs its obligations under this Lease. Tenant shall execute, on demand, any attornment agreement required by any such party to be executed, containing such provisions as such party may require. Landlord shall have no further obligations under this Lease after any such assignment.
30.0 NOVATION IN THE EVENT OF SALE:
In the event of the sale of the Demised Premises, Landlord shall be and hereby is relieved of all of the covenants and obligations created hereby accruing from and after the date of sale, and such sale shall result automatically in the purchaser assuming and agreeing to carry out all the covenants and obligations of Landlord herein. Notwithstanding the foregoing provisions of this Section 30.0, Landlord, in the event of a sale of the Demised Premises, shall cause to be included in this agreement of sale and purchase a covenant whereby the purchaser of the Demised Premises assumes and agrees to carry out all of the covenants and obligations of Landlord herein.
The Tenant agrees at any time and from time to time upon not less than ten (10) days prior written request by the Landlord to execute, acknowledge and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect as modified and stating the modifications, and the dates to which the basic rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or mortgagee or assignee or any mortgage upon the fee of the Demised Premises.
31.0 QUIET ENJOYMENT:
Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate demised, and that Tenant, upon payment of the rents and other amounts due and the performance of all the terms, conditions, covenants and agreements on Tenant’s part to be observed and performed under this Lease, may peaceably and quietly enjoy the Demised Premises for the business uses permitted hereunder, subject, nevertheless, to the terms and conditions of this Lease.
32.0 RECORDING:
Tenant shall not record this Lease without the written consent of Landlord. However, upon the request of either party hereto, the other party shall join in the execution of the Memorandum lease for the purposes of recordation. Said Memorandum lease shall describe the parties, the Demised Premises and the term of the Lease and shall incorporate this Lease by reference. This Article 32.0 shall not be construed to limit Landlord’s right to file this Lease.
33.0 CONSENTS BY LESSOR:
Whenever provision is made under this Lease for Tenant securing the consent or approval by Landlord, such consent or approval shall only be in writing.
34.0 INTENT OF PARTIES:
Except as otherwise provided herein, the Tenant covenants and agrees that if it shall any time fail to pay any cost or expense required to be paid by it, or fail to take out, pay for, maintain or deliver any of the insurance policies above required, or fails to make any other payment or perform any other act on its part to be made or performed as in this Lease provided, then the Landlord may, but shall not be obligated so to do, and without notice to or demand upon the Tenant and without waiving or releasing the Tenant from any obligations of the Tenant in this Lease contained, pay any such cost or expense, effect any such insurance coverage and pay premiums therefor, and may make any other payment or perform any other act on the part of the Tenant to be made and performed as in this Lease provided, in such manner and to such extent as the Landlord may deem desirable, and in exercising any such right, to also pay all necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorney’s fees. All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by the Landlord, together with interest thereon at the rate of fourteen percent (14%) per annum from the date of making such expenditures, by Landlord, shall be deemed additional rent hereunder, and shall be payable to Landlord on demand. Tenant covenants to pay any such sum or sums with interest as aforesaid and the Landlord shall have the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent payable under this Lease.
35.0 GENERAL:
a.	The Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between the parties hereto being that of Landlord and Tenant.

b.	No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not then be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by Landlord of any act by Tenant requiring Landlord’s consent or approval shall not waive or render unnecessary Landlord’s consent to or approval of any subsequent similar act by Tenant. No action required or permitted to be taken by or on behalf of Landlord under the terms or provisions of this Lease shall be deemed to constitute an eviction or disturbance of Tenant’s possession of the Demised Premises. All preliminary negotiations are merged into and incorporated in this Lease. The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease.

c.	This Lease and the exhibits, if any, attached hereto and forming a part hereof, constitute the entire agreement between Landlord and Tenant affecting the Demised Premises and there are no other agreements, either oral or written, between them other than herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed in the same form and manner in which this Lease is executed.

d.	If any agreement, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such agreement, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each agreement, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

e.	The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent or any provision thereof.

f.	Submission of this instrument to Tenant or proposed Tenant or his agents or attorneys for examination, review, consideration or signature does not constitute or imply an offer to lease, reservation of space, or option to lease, and this instrument shall have no binding legal effect until execution hereof by both Landlord/Owner and Tenant or its agents.
36.0 RENEWAL OPTION.
Provided the Lease is in full force and effect and Tenant is not in default beyond any applicable cure period under any of the other terms and conditions of the Lease, at the time of either notification of renewal or commencement of the Renewal Term (as that term is hereinafter defined), then Tenant shall have a one (1) time option to renew the Lease for a term of 60 months (the “Renewal Term”), on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:
a.	If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no later than the date which is six (6) months prior to the expiration of the initial Term of this Lease, time being of the essence. If Tenant fails to timely provide such notice, Tenant shall have no right or additional right to extend or renew the initial Term of this Lease. The notice shall be given in the manner provided in the Lease for the giving of notices to Landlord.

b.	Within sixty (60) days of Landlord’s receiving Tenant’s written notice of Tenant’s intention to renew this Lease, Landlord shall notify Tenant of Landlord’s determination of the “Fair Rental Value” (as defined below) rental rate to be applicable during the Renewal Term. If Tenant disagrees with Landlord’s determination of the Fair Rental Value rate to be applicable during the Renewal Term, it shall so notify Landlord and the parties agree to negotiate in good faith to arrive upon the Fair Rental Value rate to be applicable during the Renewal Term. If the parties cannot agree within thirty (30) days of Landlord’s initial notification of its determination of the Fair Rental Value rate, then Tenant’s right to renew shall lapse and this entire Article shall become null, void, and of no further force and effect.

c.	For purposes of this Article 36, “Fair Rental Value” means the annual Base Rent, as determined by Landlord, that a tenant would pay to a landlord under a net lease containing other terms and conditions substantially as set forth herein with respect to comparable premises in a comparable building in the general geographic area as the Building is located where both the landlord and tenant are willing and able to enter into such a lease transaction but neither would be under any compulsion to do so, and taking into account all relevant facts and circumstances concerning the Building, the parties and the relevant market.

d.	The option set forth in this Article is not transferable, the parties hereto acknowledge and agree that the option to renew as set forth in this Article shall be “personal” to the Tenant executing this Lease, and that in no event will any assignee or sublessee have any rights to exercise any rights set forth in this Article.
IN WITNESS WHEREOF, the Landlord and the Tenant have executed this lease in form and manner sufficient to bind them at law, as of the day and year first above written.

LANDLORD:	TENANT:
ROSEVILLE PROPERTIES MANAGEMENT	RESTORE MEDICAL, INC.
COMPANY, as agent for COMMERS-
KLODT III

/s/ Daniel P. Commers	/s/ J. Robert Paulson, Jr.
Signature	Signature

Daniel P. Commers	J. Robert Paulson, Jr.
Name (print)	Name (print)

President	President and Chief Executive Officer
Title	Title

August 8, 2005	August 8, 2005
Date Signed	Date Signed
[Exhibits Not Filed]